Exhibit 10.27.3

EXECUTION VERSION

THIRD AMENDMENT TO

CONSUMER SERVICES OPERATING

AGREEMENT

This Third Amendment (this “Amendment”), dated as of November 19, 2019 (the “Second Amendment Effective Date”), is by and between GBT III B.V., a private company with limited liability organized under the laws of the Netherlands (“GBT Holdco”) and American Express Travel Related Services Company, Inc., a corporation organized under the laws of the State of New York (“Amex”), and amends the Consumer Services Operating Agreement, dated as of June 30, 2014, as amended by the First Amendment to Consumer Services Operating Agreement, dated as of December 31, 2015, and the Second Amendment to Consumer Services Operating Agreement, dated as of July 24, 2017 (together, and as such agreement may be amended from time to time, the “CS Agreement”) by and between GBT Holdco and Amex. Capitalized terms used but not defined herein shall have the meanings set forth in the CS Agreement.

WHEREAS, the Parties wish to amend and modify the CS Agreement in accordance with Section 9.02 thereof to modify the Expiration Date of the CS Agreement, as hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and the mutual agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows as of the Second Amendment Effective Date:

Section 1.      Section 1.01 of the CS Agreement is hereby amended as follows:

(a)            The definition of “Expiration Date” shall be amended and restated in its entirety as follows:

“Expiration Date” means January 1, 2030, unless amended or extended pursuant to the terms hereof.

Section 2.      Except as specifically stated in this Amendment, the CS Agreement remains in full force and effect and is not modified or amended hereby and no rights or remedies thereunder are waived hereby.

Section 3.      This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof or any other jurisdiction that would give rise to the application of the Laws of another jurisdiction. Sections 5.01, 9.05 and 9.06(b) of the CS Agreement is incorporated by reference herein, mutadis mutandis.

Section 4,      This Amendment may be executed in one or more counterparts, and by the parties in separate counterparts, each of which, when executed, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

IN WITNESS WHEREOF, Amex and GBT Holdco have caused this Amendment to be executed and delivered as of the date and year first written above.

AMEX:	AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation

	By:	/s/ Timothy Creber
Name: Timothy Creber
Title: VP, American Express

GBT HOLDCO:	CDT III B.V., a Netherlands private company with limited liability

	By:	/s/ Freek Jansen
Name: Freek Jansen
Title: General Manager

Accepted and agreed as of the date first above written:

JUWEEL INVESTORS COOPERATIEF

By:	/s/ M. Gregory O’Hara
Name: M. Gregory O’Hara
Title: Director

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